EXHIBIT 99.3

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                                                                  Execution Copy









                   ------------------------------------------


                                RIGHTS AGREEMENT


                                     between


                               GRAHAM CORPORATION

                                       and

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.


                            Dated as of July 27, 2000

                ------------------------------------------------



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
                                                 TABLE OF CONTENTS

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Section 1.        Certain Definitions.............................................................................1

Section 2.        Appointment of Rights Agent.....................................................................5

Section 3.        Issue of Right Certificates.....................................................................5

Section 4.        Form of Right Certificates......................................................................7

Section 5.        Countersignature and Registration...............................................................7

Section 6.        Transfer, Split Up, Combination and Exchange of Right Certificates;
                  Mutilated, Destroyed, Lost or Stolen Right Certificates.........................................8

Section 7.        Exercise of Rights; Purchase Price; Expiration Date.............................................8

Section 8.        Cancellation and Destruction of Right Certificates..............................................9

Section 9.        Reservation and Availability of Capital Stock..................................................10

Section 10.       Preferred Stock Record Date....................................................................10

Section 11.       Adjustment of Purchase Price, Number and Kind of Stock or Number of
                  Rights.........................................................................................11

Section 12.       Certificate of Adjusted Purchase Price or Number of Shares.....................................17

Section 13.       Consolidation, Merger or Sale or Transfer of Assets or Earning Power...........................17

Section 14.       Fractional Rights and Fractional Shares........................................................18

Section 15.       Rights of Action...............................................................................19

Section 16.       Agreement of Right Holders.....................................................................20

Section 17.       Right Certificate Holder Not Deemed a Stockholder..............................................20

Section 18.       Rights Agent...................................................................................21

Section 19.       Merger or Consolidation or Change of Name of Rights Agent......................................21

Section 20.       Terms and Conditions of Rights Agent's Appointment.............................................22



                                       (i)

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                                                                                                               PAGE
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Section 21.       Change of Rights Agent.........................................................................24

Section 22.       Issuance of New Right Certificates.............................................................25

Section 23.       Redemption.....................................................................................25

Section 24.       Exchange.......................................................................................26

Section 25.       Notice of Certain Events.......................................................................27

Section 26.       Notices........................................................................................28

Section 27.       Supplements and Amendments.....................................................................28

Section 28.       Successors.....................................................................................29

Section 29.       Determinations and Actions by the Board........................................................29

Section 30.       Benefits of this Agreement.....................................................................29

Section 31.       Severability...................................................................................30

Section 32.       Governing Law..................................................................................30

Section 33.       Counterparts...................................................................................30

Section 34.       Descriptive Headings...........................................................................30

Signatures ......................................................................................................31


Exhibit A -       Form of Certificate of Designations, Preferences and Rights of
                  Series A Junior Participating Preferred Stock of Graham
                  Corporation

Exhibit B -       Form of Right Certificate

Exhibit C -       Summary of Rights to Purchase Preferred
                  Stock or Common Stock



                                      (ii)

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                                RIGHTS AGREEMENT

         THIS RIGHTS AGREEMENT (the "AGREEMENT"), is made as of July 27, 2000, between GRAHAM CORPORATION, a Delaware corporation, with offices at 20 Florence Avenue, Batavia, New York 14020-3387 (the "CORPORATION"), and CHASEMELLON SHAREHOLDER SERVICES, L.L.C., a New Jersey limited liability company (the "RIGHTS AGENT").

         WHEREAS, the Board of Directors of the Corporation (the "BOARD") desires to provide all stockholders of the Corporation with the opportunity to benefit from the long-term prospects and value of the Corporation and to ensure that all stockholders of the Corporation receive fair and equal treatment in the event of any proposed takeover of the Corporation; and

         WHEREAS, on July 27, 2000 the Board authorized and declared a dividend of one (1) preferred stock purchase right ("RIGHT") for each share of Common Stock (as hereinafter defined) of the Corporation outstanding at the close of business on September 11, 2000, (the "RECORD DATE"), each Right representing the right to purchase from the Corporation one one-hundredth (1/100) (subject to adjustment) interest in a share of Preferred Stock (as hereinafter defined), upon the terms and subject to the conditions set forth herein, and further authorized and directed the issuance of one (1) Right (subject to adjustment) with respect to each share of Common Stock that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as each is hereinafter defined).

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereby agree as follows:

         SECTION 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

         (a) "ACQUIRING PERSON" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of fifteen percent (15%) or more of the Common Stock of the Corporation then outstanding, but shall not include the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or any Subsidiary of the Corporation or any entity holding Common Stock for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Stock by the Corporation which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to fifteen percent (15%) or more of the Common Stock of the Corporation then outstanding; provided, however, that if a Person becomes the Beneficial Owner of fifteen percent (15%) or more of the Common Stock of the Corporation then outstanding by reason of share purchases by the Corporation and shall, after such share purchases by the Corporation, become the Beneficial Owner of any additional Common Stock of the Corporation, then such Person shall be deemed to be an "Acquiring Person" unless upon the consummation of the acquisition of such additional Common Stock such Person does not own fifteen percent (15%) or more of the Common Stock then outstanding.

         Notwithstanding the foregoing, if (i) a Person who would otherwise be an "Acquiring Person" became such inadvertently (including, without limitation, because (A) such Person was


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unaware that it, he or she beneficially owned a percentage of Common Stock that would otherwise cause such Person to be an "Acquiring Person," or (B) such Person was aware of the existence of its, his or her Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing or influencing control of the Corporation, but in no event if such Person beneficially owned or owns in excess of sixteen percent (16%) of the Common Stock of the Corporation then outstanding, and if such Person as promptly as practicable, but in no event later than ten (10) business days after becoming aware of such ownership of Common Stock of the Corporation or of such consequences, divested or divests itself of Beneficial Ownership of a sufficient number of Common Stock so that such person would no longer be an "Acquiring Person," or (ii) the Board otherwise determines in good faith that a Person who would otherwise be an "Acquiring Person" became such inadvertently, then such Person shall not be deemed to be or to have become an "Acquiring Person" for any purposes of this Agreement.

         (b) "AFFILIATE" (whether referred to as an "AFFILIATE" of, or a Person "AFFILIATED" with, a specified Person) shall mean a Person that directly, or indirectly through one (1) or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

         (c) "ASSOCIATE," when used to indicate a relationship with any Person, shall mean:

                  (i) any corporation or organization (other than the Corporation or a Subsidiary of the Corporation) of which such Person is an officer or partner or is, directly or indirectly, either alone or together with one (1) or more members of his immediate family, the Beneficial Owner of ten percent (10%) or more of any class of equity securities;

                  (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar fiduciary capacity; and

                  (iii) any relative or spouse of such Person or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Corporation or any of its Subsidiaries or Affiliates.

         (d) A Person shall be deemed the "BENEFICIAL OWNER" of and shall be deemed to "BENEFICIALLY OWN" any securities:

                  (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

                  (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights issued hereunder), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such


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         Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable Rules and Regulations promulgated under the Exchange Act, and (2) is not also then reportable under the Exchange Act on Schedule 13D under the Rules and Regulations of the SEC (or any comparable or successor reports); or

                  (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(d)(ii)(B) hereof) or disposing of any securities of the Corporation.

         Notwithstanding the foregoing, none of the corporation's directors, officers, employees or financial advisors shall be deemed to be the Beneficial Owner of, or to beneficially own, any Common Stock owned by any other director, officer, employee or financial advisor of the Corporation by virtue of such persons acting in their capacities as such, including, without limitation, in connection with any formulation and publication of the Board's recommendation of a position, and any actions taken in furtherance thereof, with respect to any acquisition proposal relating to the Corporation, any tender or exchange offer for the Common Stock, or any solicitation of proxies with respect to the Common Stock.

         (e) "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         (f) "CLOSE OF BUSINESS" on any given date shall mean 5:00 p.m., Eastern Standard Time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., Eastern Standard Time, on the next succeeding Business Day.

         (g) "COMMON STOCK" when used with reference to the Corporation shall mean the shares of common stock, par value TEN CENTS ($0.10) per share, of the Corporation. "Common Stock" when used with reference to any Person other than the Corporation shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons that ultimately control such first-mentioned Person.

         (h) "DISTRIBUTION DATE" shall have the meaning set forth in Section 3 hereof.

         (i) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         (j) "EXCHANGE RATIO" shall have the meaning set forth in Section 24(a) hereof.


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         (k) "FINAL EXPIRATION DATE" shall have the meaning set forth in Section
7(a) hereof.

         (l) "NASDAQ" shall mean the National Association of Securities Dealers, Inc. Automated Quotation System.

         (m) "PERSON" shall mean any individual, firm, corporation, partnership, limited liability company, joint venture, trust, association, unincorporated organization or other entity, and shall include any successor (by merger or otherwise) of such entity.

         (n) "PREFERRED STOCK" shall mean shares of Series A Junior Participating Preferred Stock, par value ONE DOLLAR ($1.00) per share, of the Corporation having the rights and preferences set forth in the form of EXHIBIT A hereto.

         (o) "PURCHASE PRICE" shall have the meaning set forth in Section 4 hereof.

         (p) "RECORD DATE" shall mean the Close of Business on September 11,
2000.

         (q) "REDEMPTION DATE" shall have the meaning set forth in Section 7(a) hereof.

         (r) "REDEMPTION PRICE" shall have the meaning set forth in Section 23(b) hereof.

         (s) "RIGHT CERTIFICATE" shall have the meaning set forth in Section 3 hereof having the characteristics set forth in EXHIBIT B hereto.

         (t) "RULES AND REGULATIONS" shall mean the applicable rules and regulations promulgated by the SEC, or any applicable federal or state regulatory agency or authority that has jurisdiction over the Corporation at the relevant time.

         (u) "SEC" shall mean the Securities and Exchange Commission.

         (v) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         (w) "SECURITY" shall have the meaning set forth in Section 11(d)(i) hereof.

         (x) "SHARES ACQUISITION DATE" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to section 13(d) of the Exchange Act) by the Corporation or an Acquiring Person that an Acquiring Person has become such.

         (y) "SUBSIDIARY" of any Person shall mean any corporation or other Person of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

         (z) "SUMMARY OF RIGHTS" shall have the meaning set forth in Section 3(c) hereof.



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         (aa) "TRADING DAY" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

         (bb) "VOTING STOCK" shall mean (i) the Common Stock of the Corporation and (ii) any other shares of capital stock of the Corporation entitled to vote generally in the election of directors or entitled to vote together with the Common Stock in respect of any merger, consolidation, sale of all or substantially all of the Corporation's assets, liquidation, dissolution or winding up.

         SECTION 2. APPOINTMENT OF RIGHTS AGENT. The Corporation hereby appoints the Rights Agent to act as agent for the Corporation in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such co-Rights Agents as it may deem necessary or desirable upon ten (10) days' prior written notice to the Rights Agent. The Rights Agent shall have no liability for or duty to supervise any such co-Rights Agent.

         SECTION 3. ISSUE OF RIGHT CERTIFICATES.

         (a) From the date hereof until, but not including, the Distribution Date, (i) the Rights will be evidenced (subject to the provisions of Section 3(c) hereof) by the certificates for Common Stock registered in the names of the holders thereof and not by separate Right Certificates, and (ii) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Stock. As soon as practicable after the Distribution Date, the Corporation will notify the Rights Agent in writing of the occurrence of the Distribution Date, the Corporation will provide the Rights Agent with the names and addresses of all record holders of Common Stock, and the Corporation will prepare and execute, the Rights Agent will countersign, and the Corporation will send or cause to be sent (and the Rights Agent will, if requested, at the Corporation's expense, send) by first-class, insured, postage-paid mail, to each record holder of Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Corporation, a Right Certificate, in substantially the form of EXHIBIT B hereto (a "RIGHT CERTIFICATE"), evidencing one (1) Right (subject to adjustment) for each share of Common Stock so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

         (b) For purposes of the foregoing, the Distribution Date shall be the earlier of (i) the Close of Business on the twentieth (20th) Business Day after the Shares Acquisition Date or (ii) the Close of Business on the twentieth
(20th) Business Day (or such later date as may be determined by the Board in its sole discretion) after the date of the commencement by any Person (other than the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or of any Subsidiary of the Corporation or any entity holding Common Stock for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or of any Subsidiary of the Corporation or any entity holding Common Stock of the Corporation for or pursuant to the terms of any such plan) to commence, a tender or exchange offer, the consummation of which would result in any Person becoming the Beneficial Owner of Common Stock of the Corporation aggregating fifteen percent (15%) or more of the then outstanding Common


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Stock (including any such date that is after the date of this Agreement and prior to the issuance of the Rights).

         (c) On the Record Date, or as soon as practicable thereafter, the Corporation will send a copy of a Summary of Rights to Purchase Preferred Stock or Common Stock, in substantially the form of EXHIBIT C hereto (the "SUMMARY OF RIGHTS"), by first-class, postage-prepaid mail, to each record holder of Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Corporation. With respect to certificates for Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration
Date), the surrender for transfer of any certificate for Common Stock outstanding on the Record Date, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby.

         (d) Certificates for shares of Common Stock that become outstanding (including, without limitation, reacquired Common Stock referred to in this paragraph (d)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

                  THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES
                  THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET
                  FORTH IN A RIGHTS AGREEMENT BETWEEN GRAHAM
                  CORPORATION AND CHASEMELLON SHAREHOLDER
                  SERVICES, L.L.C., AS RIGHTS AGENT, DATED AS OF JULY 27, 2000, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, (THE "RIGHTS AGREEMENT"), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF GRAHAM CORPORATION. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. GRAHAM CORPORATION WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT WITHOUT CHARGE AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. AS DESCRIBED IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF SHALL BECOME NULL AND VOID.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented thereby. In the event that the Corporation purchases or acquires any Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed canceled and retired so that the Corporation shall not be entitled to exercise any Rights associated with the shares of Common Stock that are no longer outstanding. The Rights Agent shall deem any such Right Certificates not outstanding if it has actual knowledge that they are owned by the Corporation.


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         SECTION 4. FORM OF RIGHT CERTIFICATES. The Right Certificates (and the
form of election to purchase Preferred Stock and the form of assignment printed on the reverse thereof) shall be substantially in the form of EXHIBIT B hereto. The Right Certificates shall be in machine printable format and in a form reasonably satisfactory to the Rights Agent, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any Rule or Regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredth (1/100) interests in a share of Preferred Stock as shall be set forth therein at the price per one one-hundredth (1/100) interest in a share of Preferred Stock set forth therein (the "PURCHASE PRICE"), but the number of such one one-hundredth (1/100) interests in a share of Preferred Stock and the Purchase Price shall be subject to adjustment as provided herein.

         SECTION 5. COUNTERSIGNATURE AND REGISTRATION.

         (a) The Right Certificates shall be executed on behalf of the Corporation by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, shall have affixed thereto the Corporation's seal or a facsimile thereof and shall be attested by the Secretary or an Assistant Secretary of the Corporation, either manually or by facsimile signature. The Right Certificates shall be countersigned and dated by an authorized signatory of the Rights Agent either manually or by facsimile signature and shall not be valid for any purpose unless countersigned. In case any officer of the Corporation who shall have signed any of the Right Certificates shall cease to be such officer of the Corporation before countersignature by the Rights Agent and issuance and delivery by the Corporation, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Corporation with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Corporation; and any Right Certificate may be signed on behalf of the Corporation by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Corporation to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

         (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its designated office, pursuant to Section 26, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates. In case any authorized signatory of the Rights Agent who shall have countersigned any of the Right Certificates shall cease to be such signatory before delivery of the Right Certificates by the Corporation, such Right Certificates, nevertheless, may be issued and delivered by the Corporation with the same force and effect as though the person who countersigned such Right Certificates had not ceased to be such signatory; and any Right Certificate may be countersigned on behalf of the Rights Agent by any person who, at the actual date of the countersignature of such Right Certificate, shall be a proper signatory of the Rights Agent to countersign such Right Certificate, although at the date of the execution of this Agreement any such person was not such a signatory.


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         SECTION 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT
                    CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES.

         (a) Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become null and void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredth (1/100) interests in a share of Preferred Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the designated office of the Rights Agent, pursuant to Section 26, along with a signature guarantee and such other and further documentation as the Corporation or the Rights Agent may reasonably require.
Neither the Rights Agent nor the Corporation shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have properly completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested from the holders of such Right Certificate. The Corporation may require payment from the holders of Rights of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. The Rights Agent shall have no duty or obligation under this Section 6 or any other similar provision of this Agreement unless and until it is satisfied that all such taxes and/or governmental charges have been paid in full.

         (b) Upon receipt by the Corporation and the Rights Agent of evidence satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and, at the Corporation's or the Rights Agent's request, reimbursement to the Corporation and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender of the Right Certificate and a signature guarantee and such other and further documentation as the Rights Agent may require and cancellation of the Right Certificate if mutilated, the Corporation will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

         SECTION 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE.

         (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the designated office of the Rights Agent, pursuant to Section 26, together with payment of the Purchase Price for each one one-hundredth (1/100) interest in a share of Preferred Stock as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on September 11, 2010 (the "FINAL EXPIRATION DATE"), (ii) the time at


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which the Rights are redeemed as provided in Section 23 hereof (the "REDEMPTION
DATE") or (iii) the time at which such Rights are exchanged as provided in
Section 24 hereof. The Corporation shall provide the Rights Agent with a prompt written notice of the occurrence of any of the events provided for in this
Section 7(a).

         (b) The Purchase Price for each one one-hundredth (1/100) interest in a share of Preferred Stock pursuant to the exercise of a Right shall initially be FORTY-FIVE DOLLARS ($45.00), shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

         (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable tax or governmental charge required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier's check or money order payable to the order of the Corporation, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Stock certificates for the number of shares of Preferred Stock to be purchased, and the Corporation hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing interests in such number of one one-hundredth (1/100) interests in a share of Preferred Stock as are to be purchased (in which case certificates for the Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent), and the Corporation hereby directs the depositary agent to comply with all such requests, (ii) when necessary to comply with this Agreement, requisition from the Corporation the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when necessary to comply with this Agreement, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate. The provisions of this Section 7(c) shall apply whenever cash or securities (such as Common Stock) may be received in lieu of the Preferred Stock upon exercise of the Rights and surrender of the Right Certificates.

         (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

         (e) The Corporation covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Stock or any Preferred Stock held in its treasury, the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with this Section 7.

         SECTION 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Corporation or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Corporation shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Corporation otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Corporation, or shall, at the written request of the Corporation, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Corporation.

         SECTION 9. RESERVATION AND AVAILABILITY OF CAPITAL STOCK.

         (a) The Corporation covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Stock delivered upon exercise of Rights (and, following the date on which a Person becomes an Acquiring Person, out of its authorized and unissued Common Stock and/or other securities or out of its authorized and issued shares held in the treasury) shall, at the time of delivery of the certificates for such Preferred Stock or Common Stock (subject to payment of the Purchase Price), be duly authorized, validly issued and fully paid and nonassessable shares.

         (b) The Corporation further covenants and agrees that it will pay when due and payable any and all taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Stock or Common Stock upon the exercise of Rights. The Corporation shall not, however, be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Stock or Common Stock in a name other than that of, the registered holder of the Right Certificates evidencing Rights surrendered for transfer, delivery or exercise or to issue or to deliver any certificates or depositary receipts for Preferred Stock or Common Stock upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificates at the time of surrender) or until it has been established to the Corporation's reasonable satisfaction that no such tax or charge is due.

         SECTION 10. PREFERRED STOCK RECORD DATE. Each Person in whose name any certificate for Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Stock represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable taxes or charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Corporation are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock transfer books of the Corporation are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Stock for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Corporation, except as provided herein.

         SECTION 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER AND KIND OF STOCK OR
                     NUMBER OF RIGHTS.

         The Purchase Price, the number of Preferred Stock or other securities or interests therein covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

         (a) (i) In the event the Corporation shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares of Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock or interests therein issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock or interests therein which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Corporation were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one
         (1) Right be less than the aggregate par value of the shares of capital stock or interests therein of the Corporation issuable upon exercise of one (1) Right.

                  (ii) Subject to Section 24 hereof, in the event any Person shall become an Acquiring Person, each holder of a Right shall have the right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredth (1/100) interests in a share of Preferred Stock for which a Right is then exercisable (regardless of whether the Right is then exercisable), in accordance with the terms of this Agreement and in lieu of interests in shares of Preferred Stock, such number of shares of Common Stock of the Corporation as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredth (1/100) interests in a share of Preferred Stock for which a Right is then exercisable (regardless of whether the Right is then exercisable) and dividing that product by (B) fifty percent (50%) of the then current per share market price of the Corporation's Common Stock (determined pursuant to Section 11(d) hereof) on the date such Person became an Acquiring Person; provided, however, that the Purchase Price and the number of shares of Common Stock so purchasable upon exercise of a Right shall, following the occurrence of such event, be subject to further adjustment as appropriate in accordance with Section 11(f) hereof. In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Corporation shall not take any action (except as permitted under Sections 24 and 27 hereof) that would eliminate or diminish the benefits intended to be afforded by the Rights, except as provided in Section 23(b) hereof. Notwithstanding anything in this Agreement to the contrary, from and after the time any Person becomes an Acquiring Person, any Rights that are or were acquired or beneficially owned by such Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be null and void, and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to
         Section 3 hereof that represents Rights beneficially owned by an Acquiring Person or any Associate or Affiliate thereof whose Rights would be null and void pursuant to the preceding sentence; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate whose Rights would be null and void pursuant to the preceding sentence. Where a Right Certificate is delivered to the Rights Agent for transfer to an Acquiring Person or an Associate or Affiliate thereof, and the Rights Agent has actual knowledge or has received notice from the Corporation that the transferee is an Acquiring Person or an Associate or Affiliate thereof, that Right Certificate shall be canceled. The Rights Agent shall have no liability for canceling Right Certificates so delivered for transfer.

                  (iii) In the event that there shall not be sufficient Common Stock issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this paragraph (a), (A) the Corporation shall take all such action as may be necessary to authorize additional Common Stock for issuance upon exercise of the Rights or (B) the Corporation, at its option, notwithstanding any other provision of this Agreement, with respect to each Right, to the extent permitted by applicable law and any agreements or instruments in effect on the Distribution Date to which the Corporation is a party, upon exercise of the Rights, may pay cash and/or securities equal to the Purchase Price per Right, in lieu of issuing such additional Common Stock and requiring payment therefor. To the extent that any legal or contractual restrictions prevent the Corporation from paying the full amount of cash and/or securities payable in accordance with the foregoing sentence, the Corporation shall pay to holders of the Rights as to which such payments are being made all amounts which are not then restricted on a pro rata basis.
         The Corporation shall continue to make payments on a pro rata basis as funds become available until such payments have been paid in full. As soon as practicable, the Corporation shall provide the Rights Agent with written notice of any election made pursuant to this Section 11(a)(iii).

                  (iv) In the event that the Rights become exercisable or exchangeable under the provisions of this Agreement, the Corporation covenants and agrees to use its best efforts to (A) cause a registration statement under the Securities Act, or, if the Securities Act is not applicable, under the comparable federal or state securities laws applicable to the Common Stock and Preferred Stock, as in effect on the date in question, and under the applicable Rules and Regulations thereunder, on an appropriate form, with respect to the shares purchasable upon exercise of the Rights or exchangeable for such Rights, to remain effective (with a prospectus or offering circular at all times meeting the requirements of the Securities Act or any other applicable federal or state law) until the Final Expiration Date; (B) qualify or register the Common Stock or Preferred Stock purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate; and (C) list the shares purchasable upon exercise of the Rights on each national securities exchange on which shares of the same class or series were listed prior to exercisability of the Rights or, if such shares are not listed or admitted to trading on any national securities exchange, with the NASDAQ or such other system then in use. The Corporation covenants and agrees to bear the full cost of any registration, qualification or listing required under this Section 11(a)(iv).

         (b) In case the Corporation shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase Preferred Stock (or shares having the same rights, privileges and preferences as the Preferred Stock ("EQUIVALENT PREFERRED STOCK")) or securities convertible into Preferred Stock or equivalent preferred stock at a price per share of Preferred Stock or equivalent preferred stock (or having a conversion price per share, if a security convertible into Preferred Stock or equivalent Preferred Stock) less than the then current per share market price of the Preferred Stock (as defined in Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or equivalent preferred stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one (1) Right be less than the aggregate par value of the shares of capital stock or interests therein of the Corporation issuable upon exercise of one (1) Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and binding upon the holders of the Rights. Preferred Stock owned by or held for the account of the Corporation shall not be deemed outstanding for the purpose of any such computation. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

         (c) In case the Corporation shall fix a record date for the making of a distribution to all holders of the Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and binding upon the holders of the Rights) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one (1) share of Preferred Stock and the denominator of which shall be such current per share market price of the Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one (1) Right be less than the aggregate par value of the shares of capital stock (or interests therein) of the Corporation to be issued upon exercise of one (1) Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

         (d) (i) For the purpose of any computation hereunder, the "CURRENT PER SHARE MARKET PRICE" of any security (a "SECURITY" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of thirty
         (30) Trading Days after the exdividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange or, if the Security is not listed or admitted to trading on the American Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board.

                  (ii) For the purpose of any computation hereunder, the "current per share market price" of the Preferred Stock shall be determined in accordance with the method set forth in Section 11(d)(i) hereof. If the Preferred Stock is not publicly traded, the "current per share market price" of the Preferred Stock shall be conclusively deemed to be the current per share market price of the Common Stock as determined pursuant to Section 11(d)(i) hereof (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one hundred (100). If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and binding upon the holders of the Preferred Stock.

         (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 11 shall be made to the nearest cent or to the nearest one one-millionth (1/1,000,000) interest in a share of Preferred Stock or one ten-thousandth (1/10,000) interest in any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three
(3) years from the date of the transaction that requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

         (f) If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Corporation other than Preferred Stock or interests therein, thereafter the Purchase Price and the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (e), (h), (i) and (m) hereof, as applicable, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares. The Corporation shall provide the Rights Agent with prompt written notice of any such election to utilize other securities, the type of securities and the exchange ratio of Right Certificates therefor.

         (g) All Rights originally issued by the Corporation subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredth (1/100) interests in a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

         (h) Unless the Corporation shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredth (1/100) interests in a share of Preferred Stock (calculated to the nearest one one-millionth (1/1,000,000) interest in a share of Preferred Stock) obtained by (i) multiplying (A) the number of one one-hundredth (1/100) interests covered by a Right immediately prior to this adjustment by (B) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

         (i) The Corporation may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one- hundredth (1/100) interests in a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredth (1/100) interests in a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth (1/10,000)) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Corporation shall make a public announcement of its election to adjust the number of Rights and shall simultaneously provide the Rights Agent with written notice of such election to adjust, which announcement and notice shall indicate the record date for the adjustment and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably require, if required by the Corporation, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. As soon as practicable, the Corporation shall provide the Rights Agent with written notice of the occurrence of any distribution effected pursuant to the foregoing. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

         (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredth (1/100) interests in a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredth (1/100) interests in a share of Preferred Stock that were expressed in the initial Right Certificates issued hereunder.

         (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth (1/100) of the then par value, if any, of the Preferred Stock issuable upon exercise of the Rights, the Corporation shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Preferred Stock at such adjusted Purchase Price.

         (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Stock and other capital stock or securities of the Corporation, if any, issuable upon such exercise over and above the Preferred Stock and other capital stock or securities of the Corporation, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment. The Corporation shall give the Rights Agent prompt written notice of its election to defer the issuance of Preferred Stock.

         (m) Anything in this Section 11 to the contrary notwithstanding, the Corporation shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Stock, issuance wholly for cash of any Preferred Stock at less than the current market price, issuance wholly for cash of Preferred Stock or securities that by their terms are convertible into or exchangeable for Preferred Stock, dividends on Preferred Stock payable in Preferred Stock or issuance of rights, options or warrants referred to in Section 11(b) hereof, hereafter made by the Corporation to holders of its Preferred Stock shall not be taxable to such stockholders.

         (n) In the event that at any time after the date of this Agreement and prior to the Distribution Date, the Corporation shall (i) declare or pay any dividend on the Common Stock payable in Common Stock or (ii) effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock) into a greater or lesser number of shares of Common Stock, then in any such case (i) the number of one one-hundredth (1/100) interests in a share of Preferred Stock purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredth (1/100) interests in a share of Preferred Stock so purchasable immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and
(ii) each share of Common Stock outstanding immediately after such event shall have issued with respect to it that number of Rights that each share of Common Stock outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

         SECTION 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Corporation shall promptly (a) prepare a certificate setting forth such adjustment, including, but not limited to, the adjusted Purchase Price and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Stock or the Preferred Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment contained therein, and shall have no duty with respect to and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such a certificate.

         SECTION 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER. In the event, directly or indirectly, at any time after a Person has become an Acquiring Person, (a) the Corporation shall consolidate with, or merge with and into, any other Person, (b) any Person shall consolidate with the Corporation, or merge with and into the Corporation and the Corporation shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other Person (or the Corporation) or cash or any other property, or (c) the Corporation shall sell or otherwise transfer (or one (1) or more of its Subsidiaries shall sell or otherwise transfer), in one (1) or more transactions, assets or earning power aggregating fifty percent (50%) or more of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any other Person other than the Corporation or one (1) or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredth (1/100) interests in a share of Preferred Stock for which a Right is then exercisable, in accordance with the terms of this Agreement, and in lieu of Preferred Stock, such number of shares of Common Stock of such other Person (including the Corporation as successor thereto or as the surviving corporation) as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredth (1/100) interests in a share of Preferred Stock for which a Right is then exercisable and (B) dividing that product by fifty percent (50%) of the then current per share market price of the Common Stock of such other Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer;
(ii) the issuer of such Common Stock shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Corporation pursuant to this Agreement; (iii) the term "Corporation" shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Stock in accordance with
Section 9 hereof and the making of payments in cash and/or securities equal to the Purchase Price in accordance with Section 11(a)(iii) hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Stock thereafter deliverable upon the exercise of the Rights. The Corporation shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Corporation and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing. Pursuant to Section 27 hereof, the prior written consent of the Rights Agent must be obtained in connection with any such supplemental agreement that alters the rights or duties of the Rights Agent. The Corporation shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements that, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this
Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. The Rights Agent may rely, and shall be fully authorized and protected in relying, on a certificate of the Corporation stating that the provisions of this Section 13 have been fulfilled.

         SECTION 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

         (a) The Corporation shall not be required to issue fractions of Rights or to distribute Right Certificates that evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange or, if the Rights are not listed or admitted to trading on the American Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board shall be used.

         (b) The Corporation shall not be required to issue fractional interests in shares of Preferred Stock (other than fractional interests that are integral multiples of one one-hundredth (1/100) of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates that evidence fractional interests in shares of Preferred Stock (other than fractions that are integral multiples of one one-hundredth (1/100) of a share of Preferred Stock). Fractional interests in shares of Preferred Stock in integral multiples of one one-hundredth (1/100) of a share of Preferred Stock may, at the election of the Corporation, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Corporation and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as Beneficial Owners of the Preferred Stock represented by such depositary receipts, and provided, further, that as soon as practicable, the Corporation shall notify the Rights Agent of any such election pursuant to this Section 14(b). In lieu of fractional interests in shares of Preferred Stock that are not integral multiples of one one-hundredth (1/100) of a share of Preferred Stock, the Corporation shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one (1) share of Preferred Stock. For the purposes of this Section 14(b), the current market value of the Preferred Stock shall be the closing price of the Preferred Stock (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

         (c) Upon accepting a Right, the holder of such Right expressly waives such holder's right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above). The Rights Agent shall have no duty or obligation with respect to this Section 14 or Section 24(e) unless and until it has received specific instructions (and sufficient cash, if required) from the Corporation with respect to its duties and obligations under such Sections.

         SECTION 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under
Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, such holder's right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

         SECTION 16. AGREEMENT OF RIGHT HOLDERS. Every holder of a Right, by accepting the same, consents and agrees with the Corporation and the Rights Agent and with every other holder of a Right that:

         (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Stock;

         (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the designated office of the Rights Agent, pursuant to Section 26, duly endorsed or accompanied by a proper instrument of transfer along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably require; and

         (c) the Corporation and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary.

         (d) notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

         SECTION 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Stock or interests therein or any other securities of the Corporation that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

         SECTION 18. RIGHTS AGENT.

         (a) The Corporation agrees to pay to the Rights Agent such compensation as shall be agreed to in writing between the Corporation and the Rights Agent for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements (including reasonable attorneys' disbursements) incurred in the preparation, delivery, acceptance, administration, execution or amendment of this Agreement and the exercise and performance of its duties hereunder. The Corporation also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, ruling (interlocutory or final), fine, penalty, claim, demand, settlement, cost or expense incurred without gross negligence, bad faith or willful misconduct (as finally determined by a court of competent jurisdiction) on the part of the Rights Agent, for any action taken, suffered or omitted by the Rights Agent in connection with the preparation, delivery, acceptance, administration or amendment of this Agreement, including, without limitation, reasonable attorneys' fees and expenses and the costs and expenses of defending against any claim of liability in the premises. In no event will the Rights Agent be liable for special, punitive, indirect, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the possibility of such damages. Any liability of the Rights Agent will be limited to the amount of fees paid by the Corporation to the Rights Agent hereunder. The indemnity provided herein shall survive the termination of this Agreement and the expiration of the Rights.

         (b) The Rights Agent shall be authorized to rely on, shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, the acceptance and administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Stock or Common Stock or for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, instructions or other paper or document believed by it to be genuine and to be signed and executed by the proper person or persons and, where necessary, verified or acknowledged, or otherwise upon the advice of counsel as set forth in Section 20 hereof. The Rights Agent shall not be deemed to have any duty or notice unless and until the Corporation has provided the Rights Agent with written notice.

         SECTION 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.

         (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer, corporate trust or shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of
Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement and any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         SECTION 20. TERMS AND CONDITIONS OF RIGHTS AGENT'S APPOINTMENT. The Rights Agent undertakes the duties and obligations expressly imposed by this Agreement (and no implied duties or obligations) upon the following terms and conditions, to all of which the Corporation and the holders of Right Certificates, by their acceptance thereof, shall be bound:

         (a) The Rights Agent may consult with legal counsel of its selection (who may be legal counsel for the Corporation), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith and in accordance with such opinion.

         (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one (1) of the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Corporation and delivered to the Rights Agent; and such certificate shall be full authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Rights Agent shall be liable only for its own gross negligence, bad faith or willful misconduct (as finally determined by a court of competent jurisdiction).

         (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Corporation only.

         (e) The Rights Agent shall not have any liability for, nor be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it have any liability for, nor be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it have any liability for, nor be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in
Section 3, 11, 13, 23 or 24 hereof, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

         (f) The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performance by the Rights Agent of the provisions of this Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder and certificates delivered pursuant to any provision hereof from the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Corporation, and is authorized to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith in accordance with such instructions of any such officer. An application by the Rights Agent for instructions may set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent with respect to its duties and obligations under this Agreement and the date on and/or after which such actions shall be taken, and the Rights Agent shall not be liable for any action taken, suffered or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than one (1) Business Day after the Corporation receives such application) without the consent of the Corporation unless prior to taking, suffering or omitting such action, the Rights Agent has received written instructions in response to such application specifying the actions to be taken, suffered or omitted.

         (h) The Rights Agent and any stockholder, Affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other Person.

         (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation or any other Person resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

         (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if the Rights Agent reasonably believes the repayment of such funds or adequate indemnification against such risk or liability is not assured to it.

         (k) In addition to the foregoing, the Rights Agent shall be protected and shall incur no liability for, or in respect of, any action taken, suffered or omitted by it in connection with its acceptance and administration of this Agreement in reliance upon (i) the proper execution of the certification concerning beneficial ownership appended to the Form of Assignment and the Form of Election to Purchase included as part of EXHIBIT B hereto (the "CERTIFICATION"), unless the Rights Agent shall have actual knowledge that, as executed, the Certification is untrue or (ii) the non- execution or failure to complete the Certification including, without limitation, any refusal to honor any otherwise permissible assignment or election by reason of such nonexecution or failure.

         (l) The Corporation agrees to give the Rights Agent prompt written notice of any event or ownership that comes to the Corporation's attention that would prohibit the exercise or transfer of the Right Certificates.

         SECTION 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Corporation and, at the Corporation's expense, to each transfer agent of the Common Stock or Preferred Stock by registered or certified mail, and to the holders of the Right Certificates by first class mail. The Corporation may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock or Preferred Stock by registered or certified mail, and to the holders of the Right Certificates by first class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Corporation shall appoint a successor to the Rights Agent. If the Corporation shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit its, his or her Right Certificate for inspection by the Corporation), then the Corporation shall become the Rights Agent, and the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a Person or an Affiliate thereof organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such Person is authorized to do business as a banking institution in the State of New York), in good standing, having an office in the State of New York, that is authorized under such laws to exercise corporate trust or stock transfer powers or conduct a shareholder services business and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least FIFTY MILLION DOLLARS ($50,000,000.00). After appointment, the successor

Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock or Preferred Stock and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         SECTION 22. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

         SECTION 23. REDEMPTION.

         (a) The Rights may be redeemed by action of the Board pursuant to paragraph (b) of this Section 23 and shall not be redeemed in any other manner. The Rights Agent shall be given written notice of any such redemption as soon as practicable.

         (b) The Board may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of ONE CENT ($0.01) per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "REDEMPTION PRICE").

         (c) Immediately upon the action of the Board ordering the redemption of the Rights pursuant to paragraph (b) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate, and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Corporation shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within ten (10) days after such action of the Board ordering the redemption of the Rights pursuant to Section 23(b) hereof, the Corporation shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or on the registry books of the transfer agent for the Common Stock. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

         SECTION 24. EXCHANGE.

         (a) The Board may, at its sole option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Stock at an exchange ratio of one (1) share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "EXCHANGE RATIO"). The Rights Agent shall be given written notice as soon as practicable of any such exchange and the Exchange Ratio pursuant to which such exchange is effected. Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Person (other than the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or any such Subsidiary or any entity holding Common Stock for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of fifty percent (50%) or more of the Common Stock then outstanding.

         (b) Immediately upon the action of the Board ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate, and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Corporation shall promptly give public notice of any such exchange, and the Rights Agent shall be given written notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Corporation shall promptly mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

         (c) In any exchange pursuant to this Section 24, the Corporation, at its option, may substitute interests in shares of Preferred Stock (or equivalent preferred stock, as such term is defined in Section 11(b) hereof) for Common Stock exchangeable for Rights, at the initial rate of one one- hundredth (1/100) interest in a share of Preferred Stock (or equivalent preferred stock) for each share of Common Stock, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Stock pursuant to section 3(a) of EXHIBIT A hereto so that the fraction of a share of Preferred Stock delivered in lieu of each share of Common Stock shall have the same voting rights as one (1) share of Common Stock. The Rights Agent shall be given written notice of any such substitution as soon as practicable.

         (d) In the event that there shall not be sufficient Common Stock or Preferred Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, (i) the Corporation shall take all such action as may be necessary to authorize additional Common Stock or Preferred Stock for issuance upon exchange of the Rights or (ii) the Corporation, at is option, notwithstanding any other provision of this Agreement, with respect to each Right, to the extent permitted by applicable law and any agreements or instruments in effect on the Distribution Date to which the Corporation is a party, upon exercise of the Rights, may pay cash and/or securities equal to the Purchase Price per Right, in lieu of issuing such additional Common Stock and requiring payment therefor. To the extent that any legal or contractual restrictions prevent the Corporation from paying the full amount of cash payable in accordance with the foregoing sentence, the Corporation shall pay to holders of the Rights as to which such payments are being made all amounts that are not then restricted on a pro rata basis. The Corporation shall continue to make payments on a pro rata basis as funds become available until such payments have been paid in full. As soon as practicable, the Corporation shall provide the Rights Agent with written notice of any election made pursuant to this Section 24(d).

         (e) The Corporation shall not be required to issue fractions of shares of Common Stock or to distribute certificates that evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Corporation shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this paragraph (e), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

         SECTION 25. NOTICE OF CERTAIN EVENTS.

         (a) In case the Corporation shall propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Stock or to make any other distribution to the holders of its Preferred Stock (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding Preferred Stock), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one (1) or more of its Subsidiaries to effect any sale or other transfer), in one (1) or more transactions, of fifty percent (50%) or more of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Corporation or (vi) to declare or pay any dividend on the Common Stock payable in Common Stock or to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock), then, in each such case, the Corporation shall give to each holder of a Right Certificate and the Rights Agent, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Common Stock and/or Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Stock and/or Preferred Stock, whichever shall be earlier.

         (b) In case an event set forth in Section 11(a)(ii) hereof shall occur, then the Corporation shall as soon as practicable thereafter give to each holder of a Right Certificate and to the Rights Agent, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof.

         SECTION 26. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Corporation, shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

GRAHAM CORPORATION
20 FLORENCE AVENUE
BATAVIA, NEW YORK 14020-3387
ATTN:  WILLIAM A. SMITH, JR., ESQ.
TEL:  (716) 343-2218
FAX:  (716) 343-1097

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Corporation or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Corporation) as follows:

CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
44 WALL STREET - 6TH FLOOR
NEW YORK, NEW YORK 10005
ATTN:  RELATIONSHIP MANGER

with a copy to:
--------------

CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
85 CHALLENGER ROAD
RIDGEFIELD PARK, NEW JERSEY 07660
ATTN:  GENERAL COUNSEL

Notices or demands authorized by this Agreement to be given or made by the Corporation or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Corporation.

         SECTION 27. SUPPLEMENTS AND AMENDMENTS. The Corporation may, at any time prior to the time a Person becomes an Acquiring Person, by resolution of its Board, from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in any respect, any such supplement or amendment to be evidenced by a writing signed by the Corporation and the Rights Agent; provided, however, that from and after such time as any Person becomes an Acquiring Person, this Agreement may be amended by the Board in any manner which would not adversely affect the interests of any of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate thereof). Upon the delivery of a certificate from an executive officer of the Corporation which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment; provided, that notwithstanding anything to the contrary set forth herein, the Rights Agent shall not be required to consent to any amendment or supplement that adversely affects its duties, liabilities or obligations hereunder. Without limiting the foregoing, the Corporation may, at any time prior to such time as any Person becomes an Acquiring Person, amend this Agreement to lower the thresholds set forth in Sections 1(a) and 3(b) hereof to not less than the largest percentage of the outstanding Common Stock then known by the Corporation to be beneficially owned by any Person.

         SECTION 28. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 29. DETERMINATIONS AND ACTIONS BY THE BOARD.

         (a) The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to such Board or to the Corporation, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, interpretations and determinations (including, for purposes of clause (B) below, all omissions with respect to the foregoing) that are done or made by the Board in good faith, shall (A) be final, conclusive and binding on the Corporation, the Rights Agent, the holders of the Rights and all other Persons and (B) not subject the Board to any liability to the holders of the Rights. The Rights Agent shall always be entitled to assume that the Board acted in good faith and shall be fully protected and incur no liability in reliance thereon.

         (b) In taking any action referred to in Section 29(a), the Board shall be entitled to consider, without limitation, the financial and managerial resources and future prospects of an Acquiring Person, the possible effects of the action on the business of the Corporation and its Subsidiaries and on the employees, customers, suppliers and creditors of the Corporation and its Subsidiaries and the effects on the communities in which the Corporation's and its Subsidiaries' facilities are located.

         SECTION 30. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock).

         SECTION 31. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         SECTION 32. GOVERNING LAW. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of Delaware applicable to contracts to be made and performed entirely within Delaware; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state.

         SECTION 33. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one
(1) and the same instrument.

         SECTION 34. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.


                                         GRAHAM CORPORATION


                                        By:/s/ William A. Smith, Jr.
                                           ---------------------------------
                                           Name:  William A. Smith, Jr.
                                           Title: Vice President and General
                                                   Counsel

ATTEST:


By:/s/ Christina J. Sabatino
   ----------------------------
   Name:  Christina J. Sabatino
   Title: Admin. Assistant


                                        CHASEMELLON SHAREHOLDER SERVICES, L.L.C.


                                        By:/s/ Kirk Alexander
                                           -----------------------------------
                                           Name:  Kirk Alexander
                                           Title: Relationship Manager

ATTEST:


By:/s/ James E. Hagan
   ----------------------------
   Name:  James E. Hagan
   Title: Vice President

                                                                       EXHIBIT A

         CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES A
           JUNIOR PARTICIPATING PREFERRED STOCK OF GRAHAM CORPORATION

 Pursuant to Section 151 of the General Corporation Law of the State of Delaware

                           --------------------------

         We, Alvaro Cadena, and Cornelius S. Van Rees, being the President and Chief Executive Officer and the Secretary, respectively, of GRAHAM CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "CORPORATION"), in accordance with the provisions of Sections 103 and 151 thereof, DO HEREBY CERTIFY:

         That, pursuant to the authority conferred upon the board of directors of the Corporation (the "BOARD") by the Certificate of Incorporation of the Corporation, the Board at a meeting duly called and held on July 27, 2000, at which a quorum was present and acting throughout, duly adopted the following resolution creating a series of sixty thousand (60,000) shares of Preferred Stock, par value ONE DOLLAR ($1.00) per share, designated "Series A Junior Participating Preferred Stock":

                  RESOLVED, that, pursuant to the authority vested in the Board in accordance with the provisions of its Certificate of Incorporation, a series of preferred stock of the Corporation to be designated "Series A Junior Participating Preferred Stock," par value ONE DOLLAR ($1.00) per share (the "PREFERRED STOCK"), be, and it hereby is, created, the designations and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, to be as follows:

                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

         SECTION 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock," par value ONE DOLLAR ($1.00) per share, and the number of shares constituting such series shall be sixty thousand (60,000). Such number of shares may be increased or decreased by resolution of the Board; provided, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Junior Participating Preferred Stock.

         SECTION 2. DIVIDENDS AND DISTRIBUTIONS.

         (a) Subject to the rights of the holders of any shares of any series of preferred stock (or any similar stock) ranking prior and superior to the Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of Common Stock, par value TEN CENTS ($0.10) per share (the "COMMON STOCK"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "QUARTERLY DIVIDEND PAYMENT DATE"), commencing

                                                                       EXHIBIT A

on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) ONE DOLLAR ($1.00) or (b) subject to the provision for adjustment hereinafter set forth, one hundred (100) times the aggregate per share amount of all cash dividends, and one hundred (100) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (b) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (a) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of ONE DOLLAR ($1.00) per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty (60) days prior to the date fixed for the payment thereof.

                                                                       EXHIBIT A

         SECTION 3. VOTING RIGHTS. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

         (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to one hundred (100) votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (b) Except as otherwise provided herein, in any other resolution creating a series of preferred stock or any similar stock, in any amendment to the Certificate of Incorporation of the Corporation or bylaw, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

         (c) Except as set forth herein, or as otherwise provided by law, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         SECTION 4. CERTAIN RESTRICTIONS.

         (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                  (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

                  (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                                                                       EXHIBIT A

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

                  (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         SECTION 5. REACQUIRED SHARES. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock subject to the conditions and restrictions on issuance set forth herein, in a resolution of the Board, in the Certificate of Incorporation of the Corporation, or in any other Certificate of Amendment creating a series of preferred stock or any similar stock or as otherwise required by law.

         SECTION 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received the greater of
(i) ONE HUNDRED DOLLARS ($100.00) per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred (100) times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except distributions made ratably on the Series A Junior Participating Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares

                                                                       EXHIBIT A

of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         SECTION 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred (100) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         SECTION 8. NO REDEMPTION. The shares of Series A Junior Participating Preferred Stock shall not be redeemable, except as otherwise provided herein.

         SECTION 9. RANK. The Series A Junior Participating Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all other series of the Corporation's preferred stock.

         SECTION 10. AMENDMENT. At any time that any shares of Series A Preferred Stock are outstanding, the Certificate of Incorporation of the Corporation shall not be amended in any manner, nor shall the Board take any action, which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least three-fourths (3/4) of the outstanding shares of Series A Junior Participating Preferred Stock, voting together as a single class.

         SECTION 11. FRACTIONAL SHARES. Series A Junior Participating Preferred Stock may be issued in fractions of a share, which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

                                                                       EXHIBIT A

         IN WITNESS WHEREOF, Graham Corporation has caused this certificate to be executed by its President and Chief Executive Officer and by its Secretary this 29th day of August, 2000.


                              GRAHAM CORPORATION




                              By: /s/ Alvaro Cadena
                                  ----------------------------------------------
                                  Name:    Alvaro Cadena
                                  Title:   President and Chief Executive Officer



                              By: /s/ Cornelius S. Van Rees
                                  ----------------------------------------------
                                  Name:    Cornelius S. Van Rees
                                  Title:   Secretary

                                                                       EXHIBIT B

                            FORM OF RIGHT CERTIFICATE


CERTIFICATE NO. R-                             _____ RIGHTS

                  NOT EXERCISABLE AFTER SEPTEMBER 11, 2010, OR, IF EARLIER, IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT ONE CENT ($0.01) PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. ANY RIGHTS BENEFICIALLY OWNED BY OR TRANSFERRED TO AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

                        RIGHT CERTIFICATE

                        GRAHAM CORPORATION

         This certifies that ___________________________, or registered assigns, is the registered owner of the number of preferred stock purchase rights ("Rights") set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of July 27, 2000, as the same may be amended from time to time (the "RIGHTS AGREEMENT"), by and between Graham Corporation, a Delaware corporation (the "CORPORATION"), and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company (the "RIGHTS AGENT"), to purchase from the Corporation at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m., Eastern Standard Time, on September 11, 2010 at the designated office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth (1/100) interest in a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value ONE DOLLAR ($1.00) per share (the "PREFERRED STOCK"), of the Corporation, at a purchase price of FORTY-FIVE DOLLARS ($45.00) per one one-hundredth (1/100) interest in a share of Preferred Stock (the "PURCHASE PRICE"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably require. The number of Rights evidenced by this Right Certificate (and the number of one one- hundredth (1/100) interests in shares of Preferred Stock that may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of September 11, 2000 based on the Preferred Stock as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredth (1/100) interests in shares of Preferred Stock that may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent,

                                                                       EXHIBIT B

the Corporation and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Corporation and the above-mentioned offices of the Rights Agent.

         This Right Certificate, with or without other Right Certificates, upon surrender at the designated office of the Rights Agent, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably require, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of interests in Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be, and under certain circumstances are required to be, redeemed by the Corporation at a redemption price of ONE CENT ($0.01) per Right or (ii) may be exchanged in whole or in part for Preferred Stock or shares of the Corporation's Common Stock, par value TEN CENTS ($0.10) per share.

         No fractional interests in shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractional interests that are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Corporation, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Stock or of any other securities of the Corporation that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                                                                       EXHIBIT B

         IN WITNESS WHEREOF, the proper officers of the Corporation have duly executed this Right Certificate as of ____________________.


                                          GRAHAM CORPORATION



                                          By:_______________________________
                                               Name:
                                               Title:

ATTEST:


By:_________________________________
     Name:
     Title:


COUNTERSIGNED:


CHASEMELLON SHAREHOLDER SERVICES, L.L.C.




By:_________________________________
     Name:
     Title

                                                                       EXHIBIT B

                    FORM OF REVERSE SIDE OF RIGHT CERTIFICATE

                               FORM OF ASSIGNMENT
                               ------------------

(To be executed by the registered holder if such holder desires to transfer the Right Certificate.)


         FOR VALUE RECEIVED ______________________________ hereby sells, assigns and transfers unto _____________________________________________________________
                        (PLEASE PRINT NAME AND ADDRESS OF TRANSFEREE)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________________________ Attorney, to transfer the within Right Certificate on the books of Graham Corporation with full power of substitution.


Dated:  ____________________



                                      ------------------------------
                                      Name:


Signature Guarantee:

         Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the City of New York.

--------------------------------------------------------------------------------

         The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                                   -----------------------------
                                                   Name:
--------------------------------------------------------------------------------

                                                                       EXHIBIT B

                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

      (To be executed if holder desires to exercise the Right Certificate.)

To:      GRAHAM CORPORATION

         The undersigned hereby irrevocably elects to exercise _________________ Rights represented by this Right Certificate to purchase the interests in shares of Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such interests in shares of Preferred Stock be issued in the name of:

------------------------
------------------------
------------------------
(PLEASE PRINT NAME AND ADDRESS)

------------------------
(PLEASE INSERT SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

------------------------
------------------------
------------------------
(PLEASE PRINT NAME AND ADDRESS)

-----------------------
(PLEASE INSERT SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER)

Dated:  _________________

                                                     --------------------------
                                                     Name:

Signature Guarantee:

         Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the City of New York.

                                                                       EXHIBIT B

         The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                                    ----------------------------
                                                    Name:

--------------------------------------------------------------------------------

                                     NOTICE
                                     ------

         The signature on the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

         In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Corporation and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement), and such Assignment or Election to Purchase will not be honored.

                                                                       EXHIBIT C

                          SUMMARY OF RIGHTS TO PURCHASE
                         PREFERRED STOCK OR COMMON STOCK

ANY RIGHTS BENEFICIALLY OWNED BY OR TRANSFERRED TO AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

         1. IN GENERAL. On July 27, 2000, the board of directors of Graham Corporation (the "CORPORATION") (the "BOARD") declared a dividend of one preferred stock purchase right (the "RIGHT") for each outstanding share of common stock, par value TEN CENTS ($0.10) per share (the "COMMON STOCK"), of the Corporation. The dividend is payable on September 11, 2000 (the "RECORD DATE") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Corporation one one-hundredth (1/100) interest in a share of Series A Junior Participating Preferred Stock, par value ONE DOLLAR ($1.00) per share (the "PREFERRED STOCK"), of the Corporation, at a price of FORTY-FIVE DOLLARS ($45.00) per one one-hundredth (1/100) interest in a share of Preferred Stock (the "PURCHASE PRICE"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, as the same may be amended from time to time (the "RIGHTS AGREEMENT") dated as of July 27, 2000 between the Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "RIGHTS AGENT").

         2. DISTRIBUTION DATE. Until the date on which certain events take place (the "DISTRIBUTION DATE"), the Rights will be evidenced by, with respect to any Common Stock certificate outstanding on the Record Date, such Common Stock certificate with a copy of this Summary of Rights attached thereto. The term "DISTRIBUTION DATE" means the earlier of (a) the twentieth (20th) "BUSINESS DAY" (any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close) following a public announcement that an individual, firm, corporation, partnership, limited liability company, joint venture, trust, association, unincorporated organization or other entity or any successor (by merger or otherwise) of such entity ("PERSON") or group of affiliated or associated Persons has acquired beneficial ownership of fifteen percent (15%) or more of the outstanding Common Stock (collectively, an "ACQUIRING PERSON") or (b) the twentieth (20th) Business Day (or such later date as may be determined by the Board) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a Person or group of affiliated or associated Persons of fifteen percent (15%) or more of such outstanding Common Stock.

         3. TRANSFER OF RIGHTS AND CERTIFICATES. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "RIGHT CERTIFICATES") will be mailed to holders of

                                                                       EXHIBIT C

record of the Common Stock as of the close of business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights.

         4. EXERCISE PERIOD. The Rights are not exercisable until the Distribution Date. The Rights will expire on the Final Expiration Date, unless the Final Expiration Date is extended, or the Rights are earlier redeemed by the Corporation. The term "FINAL EXPIRATION DATE" is defined in the Rights Agreement and generally means September 11, 2010.

         5. ADJUSTMENTS.

         (a) The Purchase Price payable, and the number of interests in shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

         (b) The number of outstanding Rights and the number of one one-hundredth (1/100) interests in shares of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

         (c) With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least one percent (1%) in such Purchase Price. No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one one-hundredth (1/100) of a share of Preferred Stock, which may, at the election of the Corporation, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

         6. PREFERRED STOCK.

         (a) Interests in shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of ONE DOLLAR ($1.00) per share but will be entitled to an aggregate dividend of one hundred
(100) times the dividend declared per Common Stock. In the event of liquidation, the holders of the interests in shares of Preferred Stock will be entitled to a minimum preferential liquidation payment of ONE HUNDRED DOLLARS ($100.00) per share but will be entitled to an aggregate payment of one hundred (100) times the payment made per Common Stock. Each share of Preferred Stock will have one hundred (100) votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which Common Stock is exchanged, each share of Preferred Stock will be entitled to receive one hundred
(100) times the

                                                                       EXHIBIT C

amount received per share of Common Stock. These rights are protected by customary anti-dilution provisions.

         (b) Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-hundredth (1/100) interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one (1) share of Common Stock.

         7. EXERCISE OF RIGHTS FOR COMMON STOCK. In the event that any Person becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be null and void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two
(2) times the purchase price of the Right. In the event that the Corporation is acquired in a merger or other business combination transaction or fifty percent (50%) or more of its consolidated assets or earning power is sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current purchase price of the Right, that number of shares of common stock of the acquiring corporation that at the time of such transaction will have a market value of two (2) times the purchase price of the Right. In the event that there is not sufficient authorized but unissued shares of Common Stock or treasury shares to permit the exercise in full of the Rights, the Corporation is obligated to take all action as may be necessary to authorize additional Common Stock for issuance upon exercise of the Rights, or the Corporation may pay cash and/or other securities equal to the Purchase Price per Right.

         8. OPTIONAL EXCHANGE OF RIGHTS. At any time after a Person or group of affiliated or associated Persons becomes an Acquiring Person and prior to the acquisition by such Person or group of Persons of fifty percent (50%) or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such Person or group which have become null and void), in whole or in part, at an exchange ratio (subject to adjustment) of one (1) share of Common Stock per Right. At its option, the Board may substitute interests in shares of Preferred Stock (or shares of a class or series of the Corporation's preferred stock having equivalent rights, preferences and privileges) for Common Stock exchangeable for Rights at an initial rate (subject to adjustment) of one one-hundredth (1/100) interest in a share of Preferred Stock (or equivalent preferred stock) for each share of Common Stock.

         9. REDEMPTION OF RIGHTS. At any time prior to the acquisition by a Person or group of affiliated or associated Persons of beneficial ownership of fifteen percent (15%) or more of the outstanding Common Stock, the Board may redeem the Rights in whole, but not in part, at a price of ONE CENT ($0.01) per Right (the "REDEMPTION PRICE"). Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate, and the only right of the holders of Rights will be to receive the Redemption Price.

         10. AMENDMENTS. The terms of the Rights may be amended by the Board without the consent of the holders of the Rights, including an amendment to lower the threshold for exercisability of the rights to not less than the largest percentage of the outstanding Common Stock then known to the Corporation to be beneficially owned by any Person or group of affiliated or associated Persons, provided that from and after such time as any Person becomes an Acquiring Person, the terms of the Rights may be amended only by resolution of the Board.

                                                                       EXHIBIT C

         11. RIGHTS PRIOR TO EXERCISE. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Corporation, including, without limitation, the right to vote or to receive dividends.

         12. DOCUMENTS AND EFFECT OF THIS SUMMARY. A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an exhibit to a Registration Statement on Form 8-A dated September 15, 2000. A copy of the Rights Agreement is available free of charge from the Corporation. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.